THIS MANAGEMENT AGREEMENT (the "Agreement"), dated as of 20th day of December 1999, between ENERGY CORPORATION OF AMERICA, a West Virginia corporation ("ECA") of 4643 South Ulster Street, Suite 1100, Denver, CO 80237, and ALLEGHENY ENERGY, INC., a Maryland corporation ("Allegheny") of 800 Cabin Hill Drive, Greensburg, PA 15601.

          WHEREAS, by Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), ECA has agreed to sell and Allegheny has agreed to purchase all of the issued and outstanding stock (the "Shares") of Mountaineer Gas Company, a West Virginia corporation ("Mountaineer") upon the terms and conditions set forth therein (the "Stock Sale"); and

     WHEREAS, in the course of the parties negotiations, the parties also have agreed that, subject to the successful closing of the Stock Sale, Allegheny also will engage ECA to provide management services to Mountaineer for up to five
(5) years from the Effective Date, upon the terms and conditions set forth below.

NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Allegheny agrees to engage ECA and ECA agrees to provide natural gas utility management services upon the following terms and conditions:

1.     EFFECTIVE  DATE.  This  Management  Agreement  shall  become  effective
       ---------------
immediately upon the Closing of the Stock Sale (the "Effective Date"). In the event the Stock Purchase Agreement is terminated this Management Agreement shall be null and void for all purposes.


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2.     TERM.  The term of this Management Agreement shall extend for a period of
       ----
five  (5)  years  after  the  Closing  of  the  Stock  Sale.

3.          BUSINESS  TO  BE  MANAGED.  ECA shall provide management services to
            -------------------------
Allegheny  to  manage  Mountaineer  and  its  subsidiaries.

4.          MANAGEMENT  SERVICES  TO BE PROVIDED.  All management services to be
            ------------------------------------
provided hereunder shall be provided by persons experienced in the natural gas business and who are familiar with Mountaineer's operations. The management services will entail those functions and duties customarily performed by persons in the following positions: Chief Executive Officer, Strategic Planning
Executive, President, Senior Vice President, Chief Information Officer, Controller/Treasurer, Regulatory Affairs Manager, and Human Resources Manager. ECA and Allegheny shall agree on all personnel providing such management services. In performing its duties and functions hereunder, ECA shall abide by the general directions and guidelines established by Allegheny. ECA shall obtain the prior approval of Allegheny with respect to any changes in the utilities' rates and the execution of any material contract or financing arrangement. In making management judgments and decisions, ECA will execute good business judgment. ECA will perform the services using such care as ECA customarily employed, directly or indirectly through Mountaineer management, in managing Mountaineer. ECA shall, and shall cause its employees to, keep strictly confidential all information concerning Mountaineer's operations and shall not disclose such information to third parties without Allegheny's consent or except as is required by law. All records or reports prepared by ECA concerning the utilities' operations shall remain the property of Allegheny.


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5.          MANAGEMENT  FEE.  Allegheny shall pay to ECA the sum of $2.5 million
            ---------------
per year for such management services, (the "Management Fee") which amount shall be adjusted for inflation annually based upon the increase in the consumer price index as reported by the Bureau of Labor Statistics of the United States Department of Labor for the area including the city of Charleston, West Virginia. The Management Fee shall be payable in monthly installments due on the first day of each month, with the first monthly installment due at Closing of the Stock Sale. Allegheny shall not be obligated to pay any installment in respect of any month subsequent to the effective date of any termination of this Agreement.

6.          GOVERNMENTAL  APPROVAL.  All parties' obligations hereunder shall be
            ----------------------
expressly subject to the prior approval of this Management Agreement by the West Virginia Public Service Commission and the Securities and Exchange Commission, if and only to the extent required by the Public Utility Holding Company Act of 1935.

7.          TERMINATION.    Prior  to the expiration of the Term as set forth in
            -----------
section  2  above,  this  Agreement  may  be  terminated  only:

a.     upon  mutual  agreement  of  ECA  and  Allegheny;

b.     by  ECA  upon  thirty  (30) days written notice to Allegheny in the event
Allegheny  fails  to  pay  any  amounts  due  under  section  5  above;

c. by Allegheny, upon written notice to ECA in the event ECA breaches any of its duties hereunder; provided, however, Allegheny shall first provide ECA written notice of such breach and the right to cure such breach within thirty
(30)  days  after  receipt  of  such  notice;  or

d. by either ECA or Allegheny upon six (6) months written notice to the other party.


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8.          GOVERNING LAW.     This Agreement shall be governed by and construed
            -------------
in  accordance  with  the  laws  of  the  State  of  West  Virginia.

9.          ASSIGNMENT.  This  Agreement may not be assigned by operation of law
            ----------
or otherwise, provided that Allegheny may assign its rights hereunder to any wholly owned subsidiary of Allegheny to which Allegheny assigns its rights and obligations pursuant to the Stock Purchase Agreement without consent of ECA. Any assignment made in contravention of this Agreement shall be null and void.

10.          ENTIRE  AGREEMENT.  This Agreement constitutes the entire Agreement
             -----------------
of the parties with respect to the subject matter hereof and supersedes any and all other prior understanding, contracts, agreements, representations or warranties, oral or written, among the parties hereto with respect to the subject matter of this Agreement.

11.          NOTICE. Any notice, request, consent, waiver or other communication
             ------
required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by facsimile or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

IF  TO  ECA:
-----------

     Energy  Corporation  of  America
     Attn:  John  Mork,  President  and  CEO
     4643  South  Ulster  Street
     Suite  1100
     Denver,  CO  80237

WITH  COPIES  TO:
----------------

     Goodwin  &  Goodwin,  LLP
     Attn:  Thomas  R.  Goodwin
     1500  One  Valley  Square
     P.O.  Box  2107
     Charleston,  WV  25328-2107

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IF  TO  ALLEGHENY:
-----------------

     Allegheny  Energy,  Inc.
     Attn:  Peter  Dailey,  Director
     800  Cabin  Hill  Drive
     Greensburg,  PA  15601-1689

WITH  COPIES  TO:
----------------

     Allegheny  Power
     Attn:  Thomas  K.  Henderson,  Vice  President,  Legal
     10435  Downsville  Pike
     Hagerstown,  Maryland  21740

     Sullivan  &  Cromwell
     Attn:  Matthew  G.  Hurd
     125  Broad  Street
     New  York,  New  York  10004

12.          BINDING  EFFECT.   This  Agreement  is  intended  to constitute the
             ---------------
legally binding and enforceable agreement of the parties hereto, their successors and assigns.

                                    ENERGY  CORPORATION  OF  AMERICA


                                    By:  /S/  John Mork
                                       ---------------------------------------
                                                  John  Mork
                                    Its:  President and Chief Executive Officer


                                    ALLEGHENY  ENERGY,  INC.


                                    By:  /S/  Jay Pifer
                                       --------------------------------------
                                                 Jay  Pifer
                                    Its:  Senior  Vice  President

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